Exhibit 99.1

For Release November 2, 2011

6:00 a.m. Pacific

United Online and Clearwire Announce Agreement to Power NetZero 4G High-

Speed Mobile Broadband Service Via Clearwire 4G Network

•	NetZero 4G High-Speed Mobile Broadband Service Expected to Launch in early 2012

•	Clearwire Adds Eighth Wholesale Partner; Continues to Grow Wholesale Business

WOODLAND HILLS, Calif. and BELLEVUE, Wash. – November 2, 2011 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, and Clearwire (Nasdaq: CLWR), a leading provider of 4G wireless broadband services in the U.S., today announced a new, five-year wholesale agreement that will make 4G high-speed mobile broadband service available under the NetZero® brand name via the Clearwire 4G mobile broadband network in 2012.

“NetZero has been delivering high quality, free and value-priced Internet access since 1998, and we believe this deal with Clearwire will give us the ability for the first time to bring affordably-priced, 4G high-speed mobile broadband service with 6 mbps to 10 mbps speed to the masses,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “In 1998, NetZero pioneered free dial-up access, helping millions of new Internet users get online. In 2001, we created the value-priced dial-up category offering high quality Internet access at the highly-affordable price of just $9.95 per month. In 2003, NetZero helped pioneer the accelerated dial-up market with the launch of NetZero Hi-Speed, which was the fastest dial-up service offered at that time. We believe the new NetZero 4G high-speed mobile broadband service is the natural progression for the NetZero brand, which has always stood for bringing the highest quality, most affordable Internet access to consumers in the U.S. Having revolutionized the dial-up market more than a decade ago, our goal is to bring the same level of innovation and competitive advantage to the 4G high-speed mobile broadband market beginning in early 2012.”

Consumers will be able to access the service by purchasing either a NetZero USB modem to connect a single device such as a PC or a Mac, or purchasing a NetZero personal hotspot that can connect up to 8 Wi-Fi enabled devices simultaneously. That means that both NetZero USB modem and NetZero hotspot customers can connect to the NetZero 4G high-speed service over the Clearwire mobile broadband network coverage area using a PC, Mac, iPad, other tablets, netbooks, and smartphones. The NetZero 4G high-speed mobile broadband service will provide a very fast, highly affordable Internet connection that can be used in the home, at the office or on the go by residential, corporate and professional customers across the U.S. within the Clearwire 4G network coverage area.

“NetZero is well known for extending the availability of Internet services to new customer segments and we are pleased to help them expand their product lineup into the mobile broadband market,” said Don Stroberg, Senior Vice President of Strategic Partnerships & Wholesale at Clearwire. “The Clearwire 4G mobile broadband network offers benefits to numerous businesses in a range of industries. Soon, NetZero customers will have the freedom to connect with the people, information and services that matter most while on the go anywhere within the Clearwire 4G network coverage area.”

NetZero 4G Experience

The NetZero 4G customer experience using Clearwire’s 4G high-speed mobile broadband network will be similar to Wi-Fi but without the short-range limitations that are typical of most Wi-Fi networks. Clearwire’s network uses a wireless 4G technology that differs from Wi-Fi because it provides service areas measured in miles, versus Wi-Fi which is measured in feet. Clearwire’s network offers average mobile download speeds of up to 6 mbps, with bursts of over 10 mbps*, that will be available across a broad range of computer, tablet, and smartphone devices to those who use the NetZero 4G high-speed mobile broadband service. Clearwire’s 4G network is currently available in more than 70 cities across the U.S. including 35 of the top 40 markets covering areas where approximately 130 million people live.

NetZero launched in 1998 as the first provider of free Internet access and became a well-known brand through its memorable “Defenders of the Free World” ad campaign and popular promotions like the NBA on NBC’s “NetZero At The Half” show. The Communications division of United Online currently offers free and value-priced dial-up Internet access, as well as DSL broadband service, nationwide through both the NetZero® and Juno® brands.

*	Speed claims based on download speeds only. Actual performance may vary and is not guaranteed. CLEAR performance claim is based on average download user speeds achieved during tests performed on the CLEAR commercial network by CLEAR.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company’s floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in more than 40,000 retail floral shops worldwide. The company’s Content & Media services include online nostalgia services in the U.S. and Canada (www.memorylane.com and www.classmates.com) and a number of European countries as well as online loyalty marketing services (www.mypoints.com). The company’s Communications services include value-priced Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the United Kingdom, Germany, and India. More information about United Online is available on the company’s website located at: www.unitedonline.com.

United Online, NetZero, Juno, FTD, and Interflora are trademarks or registered trademarks of United Online, Inc. or its subsidiaries. All other company or product names are trademarks of their respective owners.

About Clearwire

Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where more than 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Clearwire, CLEAR, and the CLEAR logo are trademarks or registered trademarks of Clearwire Communications LLC in the United States and/or other countries. All other company or product names are trademarks of their respective owners.

Forward-Looking Statements

This release, and other written and oral statements made by Clearwire and United Online from time to time, contains forward-looking statements which are based on their respective management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding proposed marketing initiatives and products and services offerings and the timing of their anticipated launch; future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s or United Online’s respective control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:

Clearwire:

•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•

If our business fails to perform as we expect or if we incur unforeseen expenses in the near term, we will require additional capital to fund our current business. Also, we will need substantial additional capital over the intermediate and long-term. Such additional capital may not be available on acceptable terms or at all. If we fail to obtain additional capital, our business prospects, financial condition and results of operations will likely be materially and adversely affected, and we will be forced to consider all available alternatives.

•

Our current plans and projections are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•

Our business has become increasingly dependent on our wholesale partners, and Sprint in particular. If we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into new agreements with Sprint and additional wholesale partners for new wholesale commitments, our business prospects, results of operations and financial condition could be adversely affected, or we could be forced to consider all available alternatives. For instance, Sprint has recently made a series of announcements that will likely adversely affect our wholesale business over the long term, including announcing: plans to deploy its own nationwide 4G LTE network, that it is only committed to selling mobile WiMAX devices through 2012, that it has commenced sales of Apple’s iPhone, and that it is limiting mobile WiMAX usage on non-smartphone devices.

•

We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and/or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•

With Sprint’s recent announcements about its plans to switch to LTE, and that it is committed to selling mobile WiMAX devices only through 2012, we believe we will need to deploy LTE on our wireless broadband network, alongside mobile WiMAX, to be able to continue to operate in the long term. We will incur significant costs to deploy such technology, and will need to raise substantial additional capital to cover such costs. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service, as well as our ability to generate new wholesale customers for the new network.

•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.

•	Many of our competitors for our retail business are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•

Sprint owns just less than a majority of our common shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

United Online:

In addition to the foregoing, other potential uncertainties and factors that could affect such forward-looking statements and United Online’s ability to perform and consequently its business, financial condition and results of operations include:

•	Our and Clearwire’s compliance with or the operation of contractual provisions.

•	Our inability or failure to implement any or all planned marketing initiatives or to satisfy demand for the products or services offered.

•	Failures, interruptions, delays, expenses or other problems with our systems or our third-party suppliers or their systems, products or services.

•	Technological issues.

•	Our inability to successfully compete with other mobile broadband service providers as well as other providers of broadband services.

•	Pricing and marketing strategies and the business model.

•	Performance and other risks associated with introducing and commercializing a new service.

•	Failure of the products and services to be accepted or commercially successful.

For additional details of the factors that could cause such a difference, please refer to United Online’s filings with the Securities and Exchange Commission, including, without limitation, the information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (http://www.sec.gov). United Online assumes no obligation to update or supplement such forward-looking statements.

Clearwire Contact

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

United Online Contact

Investors:

David Bigelow

818-287-3560

dbigelow@corp.untd.com

Media Inquiries:

Scott Matulis

818-287-3388

pr@untd.com